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                  GENWORTH LIFE INSURANCE COMPANY OF NEW YORK
                           LIMITED POWER OF ATTORNEY

          NAMED REGISTRATION STATEMENTS FILED WITH THE SECURITIES AND
                 EXCHANGE COMMISSION ON FORM N-4 AND FORM N-6

The undersigned officer of Genworth Life Insurance Company of New York, a New York corporation (the "Company"), hereby nominates and appoints Jac J. Amerell, Paul A. Haley, Thomas M. Stinson, and Michael D. Pappas, with full power to each of them to act in her name and in place of any and all capacities, to execute on behalf of the undersigned the following Registration Statements on Form N-4 and Form N-6 under the Securities Act of 1933 and the Investment Company Act of 1940 and to file any amendments and correspondence as such individuals deem necessary with the United States Securities and Exchange
Commission:

    1. variable annuity contracts filed on Form N-4 (SEC File Nos. 333-39955, 333-47016, 333-97085, 333-106511, 333-140908, 333-143148, 333-143408,
       333-149656, 333-162504 and 333-162506); and

    2. variable life insurance policy filed on Form N-6 (SEC File No. 333-88312)

The above-named officers shall also have authority to file with the Securities and Exchange Commission all such pre-effective amendments, post-effective amendments, supplements, applications for exemption and other filings, submissions and communications relating to the above-named registration statements and applicable separate accounts, as well as authority to do and to perform each and every act necessary and/or appropriate as fully and with all intents and purposes as the Company itself and the undersigned officer might or could do. The delegation of authority contained in this Limited Power of Attorney shall supercede all previous powers given by the undersigned officer of the Company with respect to the above-named registration statements for the purposes described herein and shall continue in full force and effect until this Limited Power of Attorney is amended or rescinded or superceded by further action of the undersigned officer of the Company.

IN WITNESS WHEREOF, the undersigned in her capacity as officer, as indicated below, has caused this Limited Power of Attorney to be executed in her name for the specified purpose described above as of October 11, 2011.

                      (SIGNATURES ON THE FOLLOWING PAGES)

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                         GENWORTH LIFE INSURANCE COMPANY OF NEW YORK

                         By:  /s/ Amy R. Corbin
                              --------------------------------------------------
                              Amy R. Corbin
                              Senior Vice President and Chief Financial Officer

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